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                                                                  EXHIBIT 99.(9)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA   GEORGE W. MADISON
COLLEGE RETIREMENT AND EQUITIES FUND                    EXECUTIVE VICE PRESIDENT
730 Third Avenue                                        AND GENERAL COUNSEL
New York, NY 10017-3206                                 (212) 916-4750
212 490-9000        800 842-2733



                                       July 17, 2003

Board of Directors
TIAA-CREF Life Insurance Company
730 Third Avenue
New York, New York  10017-3206

Ladies and Gentlemen:

      This opinion is furnished in connection with the filing by TIAA-CREF Life Separate Account VA-1 (the "Separate Account") of Post-Effective Amendment No. 9 to the Registration Statement (File Nos. 333-61761 and 811-08963) on Form N-4 under the Securities Act of 1933 for certain individual variable annuity contracts (the "Contracts") offered and funded by the Separate Account. The Registration Statement covers an indefinite amount of securities in the form of interests in the Contracts.

      I have examined the Charter, Bylaws and other corporate records of TIAA-CREF Life Insurance Company ("TIAA-CREF Life"), the Plan of Operations and other organizational records of the Separate Account, and the relevant statutes and regulations of the State of New York. On the basis of such examination, it is my opinion that:

      1. TIAA-CREF Life Insurance Company is a stock life insurance company duly organized and validly existing under the laws of the State of New York.

      2. The Separate Account is a "separate account" of TIAA-CREF Life within the meaning of Section 4240 of the New York Insurance Law, duly established by a resolution of TIAA-CREF Life's Board of Directors and validly existing under the laws of the State of New York.

      3. To the extent New York State law governs, the Contracts have been duly authorized by TIAA-CREF Life and, when issued as contemplated by the Registration Statement, will constitute legal, validly issued and binding obligations of TIAA-CREF Life enforceable in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
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      I hereby consent to the use of this opinion as an exhibit to the
Registration Statement, and to the reference to my name under the heading "Legal Matters" in the Statement of Additional Information.

                                         Sincerely,


                                         /s/ George W. Madison
                                         ----------------------------------
                                         Executive Vice President
                                         and General Counsel, Teachers Insurance
                                         and Annuity Association of America